                                                                     Exhibit 8.2

                     [Simpson Thacher & Bartlett Letterhead]






 (212) 455-2000



                                                      September 12, 1997


         Re: Agreement and Plan of Combination, dated as of June 22, 1997, by and among North American Mortgage Company, Dime Bancorp, Inc., The Dime Savings Bank of New York, FSB and 47th St. Property Corporation, as amended and restated as of July 31, 1997


North American Mortgage Company
3883 Airway Drive
Santa Rosa, California 95403

Ladies and Gentlemen:

         You have requested our opinion with respect to certain United States federal income tax consequences of the proposed transaction in which 47th St. Property Corporation ("Merger Sub") will merge with and into North American Mortgage Company ("NAMC") (the "Merger"), with NAMC surviving the Merger as a wholly owned subsidiary of The Dime Savings Bank of New York, FSB ("Dime Bank"). All capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement and Plan of Combination, dated as of June 22, 1997, by and among NAMC, Dime Bancorp, Inc. ("Dime"), Dime Bank and Merger Sub, as amended and restated as of July 31, 1997 (the "Merger Agreement"). This opinion is being delivered pursuant to Section 7.02(d) of the Merger Agreement.

North American Mortgage Company        -2-                   September 12, 1997



         In acting as counsel to NAMC in connection with the Merger, we have, in preparing our opinion, as hereinafter set forth, participated in the preparation of the Merger Agreement and the preparation and filing with the Securities and Exchange Commission of the Proxy Statement of NAMC and Prospectus of Dime Bancorp, Inc. (the "Proxy-Prospectus") constituting a part of the Registration Statement on Form S-4 relating to the proposed Merger and to the NAMC Common Stock to be issued to Merger Sub stockholders in the Merger pursuant to the Merger Agreement (the "Registration Statement"), to which this opinion appears as an exhibit.

         You have requested that we render the opinions set forth below. In rendering such opinions, we have assumed with your consent (i) that the Merger will be effected in accordance with the Merger Agreement, (ii) that at the time of the Closing we will receive representation letters from NAMC, Dime and Dime Bank (forms of which are attached hereto as Exhibits A, B and C, respectively) and that such representation letters of NAMC, Dime and Dime Bank will be true and accurate as of the date thereof and will remain true and accurate as of the Effective Time unless we are otherwise notified in writing; (iii) that the representations and warranties contained in the Merger Agreement, and statements as to factual matters contained in the Proxy-Prospectus, are true, correct and complete as of the date hereof and will be true, correct and complete as of the Effective Time; and (iv) that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement. We have examined the documents referred to above and the original, or copies certified or
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North American Mortgage Company        -3-                   September 12, 1997



otherwise identified to our satisfaction, of such records, documents, certificates or other instruments and made such other inquiries as in our judgment are necessary and appropriate to enable us to render the opinions set forth below. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

         If the Merger is effected on a factual basis different from that contemplated above, any or all of the opinions expressed herein may be inapplicable. Further, our opinions are based on (i) the Internal Revenue Code of 1986, as amended (the "Code"), (ii) Treasury Regulations, (iii) judicial precedents and (iv) administrative interpretations (including the current ruling practice of the Internal Revenue Service) as of the date hereof. If there is any subsequent change in the applicable law or regulations, or if there are subsequently any new administrative or judicial interpretations of the law or regulations, any or all of the individual opinions expressed herein may become inapplicable.

         Subject to the foregoing and to the qualifications and limitations set forth herein, and assuming that the Merger is effected in accordance with the terms of the Merger Agreement and the General Corporation Law of the State of Delaware and as described in the Registration Statement, we are of the opinion that for United States federal income tax purposes:

         (1) The Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code, and NAMC, Dime and Dime Bank will each be a party to that reorganization within the meaning of Section 368(b) of the Code;
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North American Mortgage Company        -4-                   September 12, 1997



         (2) No gain or loss will be recognized by NAMC, Dime or Dime Bank pursuant to the Merger;

         (3) No gain or loss will be recognized by holders of NAMC Common Stock upon the cancellation of their NAMC Common Stock, together with the associated NAMC Rights and conversion thereof into Dime Common Stock, together with the associated Dime Rights, pursuant to the Merger, except that a holder of NAMC Common Stock that receives cash in lieu of a fractional share interest in Dime Common Stock will generally recognize capital gain or loss equal to the difference between the cash received and the tax basis allocated to the fractional share interest as if the fractional share interest had been distributed as part of the Merger and then redeemed by NAMC for cash; and

         (4) The statements set forth under the caption "Certain Federal Income Tax Consequences" in the Registration Statement, insofar as they constitute statements of United States federal income tax law or legal conclusions, accurately summarize the material United States federal income tax consequences of the Merger.

         We express our opinions herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign law, or with respect to other areas of United States federal taxation. The foregoing opinion does not address certain federal income tax consequences applicable to special classes of taxpayers including, without limitation, foreign corporations, tax-exempt entities, persons who do not hold their NAMC Common Stock as capital assets and persons who acquired NAMC Common Stock pursuant to the exercise of an employee option or otherwise as compensation.

         This opinion is not binding on the Internal Revenue Service and there can be no assurance, and none is thereby given, that the Internal Revenue Service will not take a

North American Mortgage Company        -5-                   September 12, 1997



position contrary to one or more of the positions reflected in the foregoing opinion, or that our opinion will be upheld by the courts if challenged by the Internal Revenue Service.

         We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the federal law of the United States. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name under the caption "Certain Federal Income Tax Consequences -- Tax Opinions" in the Registration Statement.



                                            Very truly yours,


                                            /s/ SIMPSON THACHER & BARTLETT

                                    Exhibit A

                                [NAMC Letterhead]







                                                        August 29, 1997


         Re: Agreement and Plan of Combination dated as of June 22, 1997 by and among North American Mortgage Company, Dime Bancorp, Inc., The Dime Savings Bank of New York, FSB and 47th St. Property Corporation, Amended and Restated as of July 31, 1997


Simpson Thacher & Bartlett
425 Lexington Avenue
New York, New York 10017

Sullivan & Cromwell
125 Broad Street
New York, New York 10004

Ladies and Gentlemen:

         The following facts and representations are being furnished to you in connection with the preparation of your tax opinion to be provided in connection with the Merger. We understand that you will be relying on such facts and representations in delivering your opinion and that the delivery of such opinion is a condition precedent to the Merger. Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Agreement and Plan of Combination dated as of June 22, 1997 by and among North American Mortgage Company ("NAMC"), Dime Bancorp, Inc. ("Dime"), The Dime Savings Bank of New York, FSB ("Dime Bank") and 47th St. Property Corporation ("Merger Sub"), Amended and Restated as of July 31, 1997 (the "Merger Agreement").

         The following facts and representations are true and accurate as of the date hereof, and you may assume that such facts and representations will remain true and accurate through and including the Effective Time unless we notify you in writing:


         1. The Merger will be effected in accordance with the Merger Agreement.

Simpson Thacher & Bartlett             -2-                      August 29, 1997
Sullivan & Cromwell



         2. The fair market value of the Dime Common Stock received (including any fractional shares for which cash is received) by each holder of NAMC Common Stock will be approximately equal to the fair market value of the NAMC Common Stock surrendered in the Merger.

         3. There is no plan or intention by the shareholders of NAMC who own 5 percent or more of the NAMC Common Stock, and to the best of the knowledge of the management of NAMC, there is no plan or intention on the part of the remaining holders of NAMC Common Stock to sell, exchange, or otherwise dispose of a number of shares of Dime stock received in the Merger that would reduce the NAMC shareholders' ownership of Dime Common Stock to a number of shares having a value, as of the Effective Date, of less than 50 percent of the value of all of the formerly outstanding NAMC Common Stock as of the Effective Date. For purposes of this representation, shares of NAMC Common Stock exchanged for cash in lieu of fractional shares of Dime Common Stock will be treated as outstanding NAMC Common Stock on the Effective Date. Moreover, shares of NAMC Common Stock and shares of Dime Common Stock held by NAMC shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered in making this representation.

         4. NAMC has no plan or intention to issue additional shares of its stock that would result in Dime Bank losing control of NAMC within the meaning of Section 368(c)(1) of the Internal Revenue Code of 1986, as amended (the "Code").

         5. Dime, Dime Bank, NAMC and the holders of NAMC Common Stock will pay their respective expenses, if any, incurred in connection with the Merger, except that printing expenses and SEC registration fees shall be shared equally between NAMC and Dime.

         6. To the knowledge of the management of NAMC, none of the NAMC stock acquired by Dime Bank will be subject to any liabilities.

         7. At the Effective Time, NAMC will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in NAMC that, if exercised or converted, would affect Dime Bank's acquisition or retention of control of NAMC, as defined in
Section 368(c)(1) of the Code.

         8. NAMC is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

         9. There will be no dissenters exercising statutory rights under the General Corporation Law of the State of Delaware pursuant to the Merger.

         10. On the Effective Date, the fair market value of the assets of NAMC will exceed the sum of its liabilities plus the liabilities, if any, to which the assets are subject.

Simpson Thacher & Bartlett             -3-                       August 29, 1997
Sullivan & Cromwell


         11. The payment of cash in lieu of fractional shares of Dime Common Stock is solely for the purpose of avoiding the expense and inconvenience to Dime of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the holders of NAMC Common Stock instead of issuing fractional shares of Dime Common Stock will not exceed one percent of the total consideration that will be issued in the Merger to the holders of NAMC Common Stock in exchange for their shares of NAMC Common Stock. The fractional share interests of each NAMC shareholder will be aggregated, and no holder of NAMC Common Stock will receive cash in an amount equal to or greater than the value of one full share of Dime Common Stock.

         12. None of the compensation received by any stockholder-employee of NAMC will be separate consideration for, or allocable to, any such shareholder-employee's shares of NAMC stock. None of the shares of Dime Common Stock received by any such stockholder-employee will be separate consideration for, or allocable to, any employment, consulting or similar arrangement. The compensation paid to any such stockholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

         NAMC acknowledges that your tax opinion may not accurately describe the effects of the Merger if any of the foregoing facts or representations are inaccurate in any respect.

                                          Very truly yours,


                                          North American Mortgage Company


                                          /s/ Terrance G. Hodel
                                          ___________________________________
                                          By:     Terrance G. Hodel
                                          Title:  President and Chief Operating
                                                  Officer

                                    Exhibit B

                         [Dime Bancorp, Inc. Letterhead]







                                                      September 3, 1997


         Re: Agreement and Plan of Combination dated as of June 22, 1997 by and among North American Mortgage Company, Dime Bancorp, Inc., The Dime Savings Bank of New York, FSB and 47th St. Property Corporation, Amended and Restated as of July 31, 1997


Simpson Thacher & Bartlett
425 Lexington Avenue
New York, New York 10017

Sullivan & Cromwell
125 Broad Street
New York, New York 10004

Ladies and Gentlemen:

         The following facts and representations are being furnished to you in connection with the preparation of your tax opinion to be provided in connection with the Merger. We understand that you will be relying on such facts and representations in delivering your opinion and that the delivery of such opinion is a condition precedent to the Merger. Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Agreement and Plan of Combination dated as of June 22, 1997 by and among North American Mortgage Company ("NAMC"), Dime Bancorp, Inc. ("Dime"), The Dime Savings Bank of New York, FSB ("Dime Bank") and 47th St. Property Corporation ("Merger Sub"), Amended and Restated as of July 31, 1997 (the "Merger Agreement").

         The following facts and representations are true and accurate as of the date hereof, and you may assume that such facts and representations will remain true and accurate through and including the Effective Time unless we notify you in writing:


         1. The Merger will be effected in accordance with the Merger Agreement.

Simpson Thacher & Bartlett             -2-                   September 3, 1997
Sullivan & Cromwell



         2. The fair market value of the Dime Common Stock received (including any fractional shares for which cash is received) by each holder of NAMC Common Stock will be approximately equal to the fair market value of the NAMC Common Stock surrendered in the Merger.

         3. Dime has no plan or intention to (nor to cause Dime Bank to) liquidate NAMC; merge NAMC into another corporation; cause NAMC to sell or otherwise dispose of any of its assets, except for dispositions made in the ordinary course of business; or sell or otherwise dispose of any of the NAMC stock acquired in the Merger, except for transfers described in Section 368(a)(2)(C) of the Internal Revenue Code of 1986, as amended (the "Code").

         4. Dime has no plan or intention to reacquire any of the Dime Common Stock issued in the Merger.

         5. Dime, Dime Bank, NAMC and the holders of NAMC Common Stock will pay their respective expenses, if any, incurred in connection with the Merger, except that printing expenses and SEC registration fees shall be shared equally between NAMC and Dime.

         6. Dime Bank will acquire NAMC stock solely in exchange for Dime voting stock (except to the extent of cash paid in lieu of fractional shares of Dime voting stock). For purposes of this representation, NAMC stock redeemed for cash or other property furnished by Dime or Dime Bank will be considered as acquired by Dime Bank. Further, no liabilities of NAMC or the holders of NAMC stock will be assumed by Dime or Dime Bank. Nor will any of the NAMC stock be subject to any liabilities.

         7. Dime does not own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any stock of NAMC.

         8. Dime is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

         9. The payment of cash in lieu of fractional shares of Dime Common Stock is solely for the purpose of avoiding the expense and inconvenience to Dime of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the holders of NAMC Common Stock instead of issuing fractional shares of Dime Common Stock will not exceed one percent of the total consideration that will be issued in the Merger to the holders of NAMC Common Stock in exchange for their shares of NAMC Common Stock. The fractional share interests of each NAMC shareholder will be aggregated, and no holder of NAMC Common Stock will receive cash in an amount equal to or greater than the value of one full share of Dime Common Stock.

Simpson Thacher & Bartlett            -3-                      September 3, 1997
Sullivan & Cromwell

         Dime acknowledges that your tax opinion may not accurately describe the effects of the Merger if any of the foregoing facts or representations are inaccurate in any respect.

                                                      Very truly yours,


                                                      DIME BANCORP, INC.


                                                      /s/ Gene C. Brooks
                                                      ___________________
                                                      By: Gene C. Brooks
                                                      Title: Executive Vice
                                                             President and
                                                             General Counsel

                                    Exhibit C

               [The Dime Savings Bank of New York, FSB Letterhead]







                                                      September 3, 1997


         Re: Agreement and Plan of Combination dated as of June 22, 1997 by and among North American Mortgage Company, Dime Bancorp, Inc., The Dime Savings Bank of New York, FSB and 47th St. Property Corporation, Amended and Restated as of July 31, 1997


Simpson Thacher & Bartlett
425 Lexington Avenue
New York, New York 10017

Sullivan & Cromwell
125 Broad Street
New York, New York 10004

Ladies and Gentlemen:

         The following facts and representations are being furnished to you in connection with the preparation of your tax opinion to be provided in connection with the Merger. We understand that you will be relying on such facts and representations in delivering your opinion and that the delivery of such opinion is a condition precedent to the Merger. Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Agreement and Plan of Combination dated as of June 22, 1997 by and among North American Mortgage Company ("NAMC"), Dime Bancorp, Inc. ("Dime"), The Dime Savings Bank of New York, FSB ("Dime Bank") and 47th St. Property Corporation ("Merger Sub"), Amended and Restated as of July 31, 1997 (the "Merger Agreement").

         The following facts and representations are true and accurate as of the date hereof, and you may assume that such facts and representations will remain true and accurate through and including the Effective Time unless we notify you in writing:


         1. The Merger will be effected in accordance with the Merger Agreement.

Simpson Thacher & Bartlett            -2-                      September 3, 1997
Sullivan & Cromwell

         2. The fair market value of the Dime Common Stock received (including any fractional shares for which cash is received) by each holder of NAMC Common Stock will be approximately equal to the fair market value of the NAMC Common Stock surrendered in the Merger.

         3. Dime Bank has no plan or intention to liquidate NAMC; merge NAMC into another corporation; cause NAMC to sell or otherwise dispose of any of its assets, except for dispositions made in the ordinary course of business; or sell or otherwise dispose of any of the NAMC stock acquired in the Merger, except for transfers described in Section 368(a)(2)(C) of the Internal Revenue Code of 1986, as amended (the "Code").

         4. Dime Bank has no plan or intention to acquire any of the Dime Common Stock issued in the Merger.

         5. Dime, Dime Bank, NAMC and the holders of NAMC Common Stock will pay their respective expenses, if any, incurred in connection with the Merger, except that printing expenses and SEC registration fees shall be shared equally between NAMC and Dime.

         6. Dime Bank will acquire NAMC stock solely in exchange for Dime voting stock (except to the extent of cash paid in lieu of fractional shares of Dime voting stock). For purposes of this representation, NAMC stock redeemed for cash or other property furnished by Dime or Dime Bank will be considered as acquired by Dime Bank. Further, no liabilities of NAMC or the holders of NAMC stock will be assumed by Dime or Dime Bank. Nor will any of the NAMC stock be subject to any liabilities.

         7. Dime Bank does not own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any stock of NAMC.

         8. Following the transaction, NAMC will continue its historic business or use a significant portion of its historic business assets in a business.

         9. Dime Bank is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

         10. The payment of cash in lieu of fractional shares of Dime Common Stock is solely for the purpose of avoiding the expense and inconvenience to Dime of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the holders of NAMC Common Stock instead of issuing fractional shares of Dime Common Stock will not exceed one percent of the total consideration that will be issued in the Merger to the holders of NAMC Common Stock in exchange for their shares of NAMC Common Stock. The fractional share interests of each NAMC shareholder will be aggregated, and no

Simpson Thacher & Bartlett            -3-                      September 3, 1997
Sullivan & Cromwell

holder of NAMC Common Stock will receive cash in an amount equal to or greater than the value of one full share of Dime Common Stock.

         Dime Bank acknowledges that your tax opinion may not accurately describe the effects of the Merger if any of the foregoing facts or representations are inaccurate.

                                              Very truly yours,
                                              THE DIME SAVINGS BANK
                                              OF NEW YORK, FSB


                                              /s/ Gene C. Brooks
                                              ______________________
                                              By:    Gene C. Brooks
                                              Title: Executive Vice President
                                                     and General Counsel